Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 1999 in the Registration Statement (Form SB-2) and related Prospectus of iLink Telecom, Inc. for the registration of shares of its common stock to be offered for resale upon conversion of 145 Series A Preferred stock.


                                                 /s/  ERNST & YOUNG LLP
                                                      ---------------------

                                                      Chartered Accountants

Vancouver, Canada
August 6, 1999.